QuickLinks -- Click here to rapidly navigate through this document

EXHIBIT 23.4

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

        We hereby consent to the incorporation by reference in this Registration Statements on Form S-3 of Vornado Realty Trust of our report dated February 19, 2010 of Lex-Win Concord LLC, which includes an explanatory paragraph relating to Lex-Win Concord LLC's ability to continue as a going concern as described in Note 3 to the consolidated financial statements of Lex-Win Concord LLC, which is incorporated by reference in Vornado Realty Trust's Annual Report on Form 10-K for the fiscal year ended December 31, 2009. We also consent to the reference to us under the heading "Experts" in such Registration Statement.

/s/ PricewaterhouseCoopers LLP

Boston, Massachusetts
May 13, 2010

QuickLinks

  EXHIBIT 23.4
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM